[LARROWE & COMPANY LOGO ADDED HERE.]

Post Office Box 760

Cranberry Office Park

104 Cranberry Road

Galax, Virginia 24333

276-238-1880

Fax 276-238-1801

The Board of Directors

United Financial, Inc.

We consent to the incorporation by reference in the Registration Statements of United Financial, Inc. in Form S-8 of our report dated January 24, 2003, except for Note 17 as to which the date is February 17, 2003, which appears in their December 31, 2002, Annual Report on Form 10-KSB.

/s/ Larrowe & Company, PLC

Galax, Virginia

June 25, 2003

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